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               [LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]



                                                  March 23, 2000




The Milestone Funds
One Executive Boulevard
Yonkers, New York 10701

                           Re:      The Milestone Funds.
                                    Registration No. 33-81574
                                    Post-Effective Amendment No. 10
                                    -------------------------------

Gentlemen:

                  We hereby consent to our firm in the Prospectus and Statement of Additional Information portions of the above referenced Registration Statement.

                                                     Very truly yours,


                                            KRAMER LEVIN NAFTALIS & FRANKEL LLP